UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

Cue Biopharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135 (Zip Code)
(Address of principal executive offices)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2026, the Board of Directors of Cue Biopharma, Inc. (the “Company”) appointed Lucinda Warren, the Chief Business Officer of the Company, as Chief Financial and Business Officer of the Company, effective February 9, 2026. Upon commencement of her appointment, Ms. Warren assumed the duties of the Company’s principal financial officer and principal accounting officer. Ms. Warren has served as Chief Business Officer of the Company since September 2024.

Ms. Warren, age 57, has over 30 years of global experience in the pharmaceutical and biotechnology sectors. Prior to joining the Company, she served as vice president of business development for Neuroscience and Japan Regionally at Johnson & Johnson, a healthcare products company, from 2014 to 2024, where she was responsible for end-to-end business development, including licensing, mergers and acquisitions, and alliance management. Ms. Warren previously held significant roles at Janssen Cilag Australia and Janssen Biologics, where she led business units and managed global transitions. She currently serves as chairman of the board of International School Services. Ms. Warren holds a B.S. in biological sciences with a minor in neurology from the University of Alberta.

Ms. Warren will not receive any additional compensation for assuming these roles, and no material changes will be made to her employment agreement in connection with this appointment. Ms. Warren will continue to participate in the benefits and other Company plans and arrangements in which she currently participates.

There are no arrangements or understandings between Ms. Warren and any other persons pursuant to which Ms. Warren was appointed as Chief Financial and Business Officer. There are no family relationships between Ms. Warren and any director or executive officer of the Company, and there are no transactions between Ms. Warren and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: February 12, 2026	By:	/s/ Usman Azam
Name: Usman Azam
Title: President and Chief Executive Officer